Exhibit 99.1

Earthstone Energy, Inc. Announces Uplisting to NYSE

The Woodlands, Texas, May 9, 2017 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), announced today that its Class A common stock has been approved for listing on the New York Stock Exchange (“NYSE”).  The Company’s Class A common stock will begin trading under the symbol “ESTE” on May 10, 2017.

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone, commented, “Uplisting our Class A common stock from the NYSE MKT to the NYSE marks another milestone for our Company.  Given our recent strategic accomplishments, we believe the NYSE provides a broader platform and services through which the investor community may appreciate our future growth objectives.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties.  The Company’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota.  Earthstone common stock is currently traded on NYSE MKT under the symbol “ESTE.”  For more information, visit the Company’s website at www.earthstoneenergy.com.

Contact

Scott Thelander

Director of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com